Exhibit 4.1

HYATT HOTELS CORPORATION

EIGHTH SUPPLEMENTAL INDENTURE

Dated as of April 23, 2020

to

INDENTURE

Dated as of August 14, 2009

WELLS FARGO BANK, National Association

Trustee

TABLE OF CONTENTS

		Page

ARTICLE I

SECTION 1.01.	Definitions	1
SECTION 1.02.	Other Definitions	5

ARTICLE II

DESIGNATION AND TERMS OF THE SENIOR NOTES

SECTION 2.01.	Title and Aggregate Principal Amount	5
SECTION 2.02.	Execution	5
SECTION 2.03.	Other Terms and Form of the Senior Notes	6
SECTION 2.04.	Further Issues	6
SECTION 2.05.	Interest and Principal	6
SECTION 2.06.	Place of Payment	9
SECTION 2.07.	Form and Dating	9
SECTION 2.08.	Depositary; Registrar	10
SECTION 2.09.	Optional Redemption	10

ARTICLE III

TRANSFER AND EXCHANGE

SECTION 3.01.	Transfer and Exchange of Global Notes	11
SECTION 3.02.	Transfer and Exchange of Beneficial Interests in the Global Notes	12
SECTION 3.03.	Transfer or Exchange of Beneficial Interests for Definitive Notes	13
SECTION 3.04.	Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes	13
SECTION 3.05.	Transfer and Exchange of Definitive Notes for Definitive Notes	13
SECTION 3.06.	Legends	14
SECTION 3.07.	Cancellation and/or Adjustment of Global Notes	14
SECTION 3.08.	General Provisions Relating to Transfers and Exchanges	14

ARTICLE IV

LEGAL DEFEASANCE, COVENANT DEFEASANCE
AND SATISFACTION AND DISCHARGE

SECTION 4.01.	Legal Defeasance, Covenant Defeasance and Satisfaction and Discharge	16

i

ARTICLE V

SECTION 5.01.	Offer to Purchase upon Change of Control	16

ARTICLE VI

MISCELLANEOUS

SECTION 6.01.	Ratification of Original Indenture; Supplemental Indentures Part of Original Indenture	18
SECTION 6.02.	Concerning the Trustee	18
SECTION 6.03.	Counterparts	18
SECTION 6.04.	GOVERNING LAW	19

Exhibit A-1	Form of 5.375% Senior Notes due 2025

Exhibit A-2	Form of 5.750% Senior Notes due 2030

ii

EIGHTH SUPPLEMENTAL INDENTURE, dated as of April 23, 2020 (this “Eighth Supplemental Indenture”), to the Indenture, dated as of August 14, 2009 (as supplemented by the Second Supplemental Indenture dated as of August 4, 2011 and the Fourth Supplemental Indenture dated as of May 10, 2013, the “Original Indenture”), between HYATT HOTELS CORPORATION, a corporation organized under the laws of Delaware (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (the “Trustee”).

WHEREAS, the Company and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance from time to time of Notes of the Company;

WHEREAS, Sections 2.02 and 9.01 of the Original Indenture provide, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the designation, form, terms and conditions of Notes of any Series permitted by Sections 2.01 and 9.01 of the Original Indenture;

WHEREAS, the Company (i) desires to issue the Senior Notes (as defined in Article II hereof), to be designated as hereinafter provided, and (ii) has requested the Trustee to enter into this Eighth Supplemental Indenture for the purpose of establishing the designation, form, terms and conditions of the Senior Notes;

WHEREAS, the Company has duly authorized the creation of the Senior Notes; and

WHEREAS, all action on the part of the Company necessary to authorize the issuance of the Senior Notes under the Original Indenture and this Eighth Supplemental Indenture (the Original Indenture, as supplemented by this Eighth Supplemental Indenture, being hereinafter called the “Indenture”) has been duly taken.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That, in order to establish the designation, form, terms and conditions of, and to authorize the authentication and delivery of the Senior Notes and in consideration of the acceptance of the Senior Notes by the Holders thereof and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

SECTION 1.01. Definitions. (a) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Indenture.

(b) The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.

(c) For all purposes of this Eighth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following meanings:

“2025 Notes Par Call Date” means March 23, 2025 (the date that is one month prior to the maturity date of the 2025 Notes).

“2030 Notes Par Call Date” means January 23, 2030 (the date that is three months prior to the maturity date of the 2030 Notes).

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of DTC, Euroclear and Clearstream that apply to such transfer or exchange.

“Beneficial Ownership” shall have the meaning provided in Rule 13d-3 of the SEC under the Exchange Act.

“Change of Control” means (i) any Person or two or more Persons acting in concert (other than, in either case, a Permitted Holder) shall have acquired Beneficial Ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, Voting Stock of the Company (or other securities convertible into such Voting Stock) representing 50% or more of the combined voting power of all Voting Stock of the Company, (ii) the direct or indirect sale, assignment, transfer, lease, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s and its Subsidiaries’ properties or assets, taken as a whole, to any “person” (individually and as that term is used in Section 13(d)(3) and Section 14(d)(2) of the Exchange Act), other than the Company or one of its Subsidiaries, or (iii) Continuing Directors shall cease for any reason to constitute a majority of the members of the Board of Directors then in office. Notwithstanding the foregoing, a transaction effected to create a holding company for the Company will not, in and of itself, constitute a Change of Control if (i) pursuant to such transaction the Company becomes a direct or indirect wholly owned subsidiary of such holding company and (ii) immediately following that transaction no Person (other than a Permitted Holder) is the Beneficial Owner, directly or indirectly, of Voting Stock of such holding company (or other securities convertible into such Voting Stock) representing 50% or more of the combined voting power of all Voting Stock of such holding company.

“Change of Control Triggering Event” means (i) the occurrence of a Change of Control and (ii) the Senior Notes cease to be rated Investment Grade by each of the Rating Agencies (or in the absence of such rating for the Senior Notes, (x) the Company’s corporate rating, in the case of S&P, and (y) the Company’s corporate family rating, in the case of Moody’s, for Dollar-denominated senior unsecured long-term debt each ceases to be rated Investment Grade) on any date during the Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Comparable Treasury Issue” means, with respect to the Senior Notes to be redeemed, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Senior Notes (assuming for this purpose that the Senior Notes matured on the applicable Par Call Date) that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Notes (assuming for this purpose that the Senior Notes matured on the applicable Par Call Date).

“Comparable Treasury Price” means, with respect to any redemption date and any Senior Notes to be redeemed, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Company obtains fewer than four Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations obtained.

“Continuing Directors” means, during any period of up to 24 consecutive months commencing after the date of the issuance of the Senior Notes, individuals who at the beginning of such 24 month period were directors of the Company (together with any new director whose election by the Board of Directors or whose nomination for election by the Company’s stockholders was approved by a vote of (i) at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or (ii) Permitted Holders representing not less than 50% of the combined voting power of all Voting Stock of the Company).

“Definitive Note” means a certificated Senior Note registered in the name of the Holder thereof and issued in accordance with Article III hereof substantially in the form of Exhibit A hereto, except that such Senior Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Existing Shareholder” means any stockholder of the Company that, together with such stockholder’s Affiliates, owns more than 5% of the Voting Stock of the Company as of August 14, 2009, so long as the Pritzker Affiliates continue to own more Voting Stock of the Company than such Existing Shareholder.

“Global Note Legend” means the legend set forth in Section 3.06 hereof, which is required to be placed on all Global Notes issued hereunder.

“Global Notes” means, individually and collectively, each of the Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A-1 (in the case of 2025 Notes) or Exhibit A-2 (in the case of 2030 Notes) hereto, and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.15 of the Original Indenture and Section 2.07 hereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Investment Grade” means a rating equal to or higher than Baa3 by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating equal to or higher than BBB- by S&P (or its equivalent under any successor rating category of S&P); and an equivalent rating of any replacement agency, respectively.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Par Call Date” means each of the 2025 Notes Par Call Date and the 2030 Notes Par Call Date.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Holder” means (A) (i) all lineal descendants of Nicholas J. Pritzker, deceased, and all spouses and adopted children of such descendants; (ii) all trusts for the benefit of any person described in clause (i) and trustees of such trusts; (iii) all legal representatives of any person or trust described in clauses (i) or (ii); and (iv) all partnerships, corporations, limited liability companies or other entities controlled, directly and/or indirectly, by the persons or trusts described in clauses (i), (ii) or (iii) (such Persons referred to in this clause (A) collectively, “Pritzker Affiliates”); or (B) any other Existing Shareholder. “Control”, for purposes of this definition, shall mean the ability to influence, direct or otherwise significantly affect the major policies, activities or action of any person or entity.

“Primary Treasury Dealer” means an investment banking firm that is a primary Government Securities dealer in the United States.

“Quotation Agent” means one of the Reference Treasury Dealers selected by the Company.

“Rating Agency” means each of S&P and Moody’s or if S&P or Moody’s or both shall not make publicly available a rating of the Senior Notes or a rating of the Company’s corporate credit for Dollar-denominated senior unsecured long-term debt generally, a Substitute Rating Agency.

“Reference Treasury Dealer” means any Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding the date that a notice of redemption is given.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by us as a replacement agency for Moody’s or S&P, or both, as the case may be.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the date that a notice of redemption is given.

“Trigger Period” means, with respect to a Change of Control Triggering Event, the period commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which will be extended following the consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change).

SECTION 1.02. Other Definitions.

Term	Defined in Section
“2025 Notes Redemption Price”	2.09
“2030 Notes Redemption Price”	2.09
“Change of Control Offer”	5.01
“Change of Control Payment”	5.01
“Change of Control Payment Date”	5.01
“DTC”	2.08
“Interest Payment Date”	2.05
“Record Date”	2.05

ARTICLE II

DESIGNATION AND TERMS OF THE SENIOR NOTES

SECTION 2.01. Title and Aggregate Principal Amount. There is hereby created two Series of Notes designated: 5.375% Senior Notes due 2025 (the “2025 Notes”) and 5.750% Senior Notes due 2030 (the “2030 Notes”, and together with the 2025 Notes, the “Senior Notes”).

SECTION 2.02. Execution. The Senior Notes may forthwith be executed by the Company and delivered to the Trustee for authentication and delivery by the Trustee in accordance with the provisions of Section 2.04 of the Original Indenture; provided that Section 2.04 of the Original Indenture is hereby amended with respect to the Senior Notes by amending and restating the first paragraph thereof as follows:

One or more Officers shall sign the Notes for the Company by manual, facsimile or electronic signature. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual, facsimile or electronic signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Notes may contain such notations, legends or endorsements required by law, stock exchange rule or usage.

SECTION 2.03. Other Terms and Form of the Senior Notes. The Senior Notes shall have and be subject to such other terms as provided in the Original Indenture and this Eighth Supplemental Indenture and shall be evidenced by one or more Global Notes in the form of Exhibit A-1 (in the case of 2025 Notes) or Exhibit A-2 (in the case of 2030 Notes) hereto and as set forth in Section 2.07 hereof.

SECTION 2.04. Further Issues. The Company may from time to time, without the consent of the Holders of the Senior Notes and in accordance with the Original Indenture and this Eighth Supplemental Indenture, create and issue further notes having the same terms and conditions as the Senior Notes of a series in all respects (or in all respects except for the issue date, price to public, the initial Interest Payment Date (if applicable) and the payment of interest accruing prior to the issue date of the additional notes) so as to form a single series with the Senior Notes of such series. If any additional notes are not fungible with the applicable series of Senior Notes for U.S. federal income tax purposes, the additional notes will have separate CUSIP and ISIN numbers. The expression “Senior Notes” shall include any such notes issued pursuant to this Section 2.04 and forming a single series therewith.

SECTION 2.05. Interest and Principal.

(a) The 2025 Notes will mature on April 23, 2025 and will bear interest at the rate of 5.375% per annum, subject to adjustment as described in Section 2.05(b). The 2030 Notes will mature on April 23, 2030 and will bear interest at the rate of 5.750% per annum, subject to adjustment as described in Section 2.05(b). The Company will pay interest on the Senior Notes on each April 23 and October 23 (each an “Interest Payment Date”), beginning on October 23, 2020, to the holders of record on each April 8 and October 8 immediately preceding the relevant Interest Payment Date (each a “Record Date”), respectively. Interest on the Senior Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Payments of the principal of and interest on the Senior Notes shall be made in Dollars, and the Senior Notes shall be denominated in Dollars.

(b) The interest rate payable on the Senior Notes will be subject to adjustment from time to time if either Moody’s or S&P (or, in either case, a Substitute Rating Agency) downgrades (or subsequently upgrades) its rating assigned to the Senior Notes, as set forth below.

If the rating of the Senior Notes from one or both of Moody’s or S&P (or, if applicable, any Substitute Rating Agency) is decreased to a rating set forth in either of the immediately following tables, the interest rate on the Senior Notes will increase from the interest rate set forth in Section 2.05(a) by an amount equal to the sum of the percentages per annum set forth in the following tables opposite those ratings:

Moody’s Rating*	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

S&P Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*	Including the equivalent ratings of any Substitute Rating Agency.

For purposes of making adjustments to the interest rate on the Senior Notes, the following rules of interpretation will apply:

(1)

if at any time less than two Rating Agencies provide a rating on the Senior Notes for reasons not within the Company’s control (i) the Company will use commercially reasonable efforts to obtain a rating on the Senior Notes from a Substitute Rating Agency for purposes of determining any increase or decrease in the interest rate on the Senior Notes pursuant to the tables above, (ii) such Substitute Rating Agency will be substituted for the last Rating Agency to provide a rating on the Senior Notes but which has since ceased to provide such rating, (iii) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by the Company and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table, and (iv) the interest rate on the Senior Notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate with respect to the Senior Notes set forth in Section 2.05(a) plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (iii) above) (plus any applicable percentage resulting from a decreased rating by the other Rating Agency);

(2)

for so long as only one Rating Agency (or Substitute Rating Agency, if applicable) provides a rating on the Senior Notes, any increase or decrease in the interest rate on the Senior Notes necessitated by a reduction or increase in the rating by that Rating Agency shall be twice the applicable percentage set forth in the applicable table above;

(3)

if both Rating Agencies cease to provide a rating of the Senior Notes for any reason, and no Substitute Rating Agency has provided a rating on the Senior Notes, the interest rate on the Senior Notes will increase to, or remain at, as the case may be, 2.00% per annum above the interest rate on the Senior Notes prior to any such adjustment;

(4)

if Moody’s or S&P ceases to rate the Senior Notes or make a rating of the Senior Notes publicly available for reasons within the Company’s control, the Company will not be entitled to obtain a rating from a Substitute Rating Agency and the increase or decrease in the interest rate on the Senior Notes shall be determined in the manner described above as if either only one or no Rating Agency provides a rating on the Senior Notes, as the case may be;

(5)

each interest rate adjustment required by any decrease or increase in a rating as set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, any Substitute Rating Agency), shall be made independently of (and in addition to) any and all other interest rate adjustments occasioned by the action of the other Rating Agency;

(6)

in no event will (i) the interest rate on the Senior Notes be reduced to below the interest rate on the Senior Notes at the time of issuance or (ii) the total increase in the interest rate on the Senior Notes exceed 2.00% above the interest rate payable on the Senior Notes on the date of their initial issuance; and

(7)	subject to clauses (3) and (4) above, no adjustment in the interest rate on the Senior Notes shall be made solely as a result of a Rating Agency ceasing to provide a rating of the Senior Notes.

If at any time the interest rate on the Senior Notes has been adjusted upward and either of the Rating Agencies subsequently increases its rating of the Senior Notes, the interest rate on the Senior Notes will again be adjusted (and decreased, if appropriate) such that the interest rate on the Senior Notes equals the original interest rate payable on the Senior Notes prior to any adjustment plus (if applicable) an amount equal to the sum of the percentages per annum set forth opposite the ratings in the tables above with respect to the ratings assigned to the Senior Notes (or deemed assigned) at that time, all calculated in accordance with the rules of interpretation set forth above. If Moody’s or any Substitute Rating Agency subsequently increases its rating on the Senior Notes to “Baa3” (or its equivalent if with respect to any Substitute Rating Agency) or higher and S&P or any Substitute Rating Agency subsequently increases its rating on the Senior Notes to “BBB-” (or its equivalent if with respect to any Substitute Rating Agency) or higher, the interest rate on the Senior Notes will be decreased to the interest rate on the Senior Notes prior to any adjustments made pursuant to this Section 2.05(b).

Any interest rate increase or decrease described above will take effect from the first day of the interest period following the period in which a rating change occurs requiring an adjustment in the interest rate. If either Rating Agency changes its rating of the Senior Notes more than once during any particular interest period, the last such change by such Rating Agency to occur will control in the event of a conflict for purposes of any increase or decrease in the interest rate with respect to the Senior Notes.

The interest rate on the Senior Notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either Rating Agency) if the Senior Notes become rated “Baa1” or higher by Moody’s (or its equivalent if with respect to any Substitute Rating Agency) and “BBB+” or higher by S&P (or its equivalent if with respect to any Substitute Rating Agency), in each case with a stable or positive outlook.

If the interest rate on the Senior Notes is increased as described above, the term “interest,” as used with respect to the Senior Notes, will be deemed to include any such additional interest unless the context otherwise requires.

(c) The Trustee shall not be responsible for and makes no representation as to any act or omission of any Rating Agency or any rating with respect to the Senior Notes or the selection of a Substitute Rating Agency. The Trustee shall have no obligation to independently determine or verify if any event has occurred or notify the holders of any event dependent upon the rating of the Senior Notes, or if the rating on the Senior Notes has been changed, suspended or withdrawn by any Rating Agency.

SECTION 2.06. Place of Payment. The place of payment where the Senior Notes issued in the form of Definitive Notes may be presented or surrendered for payment, where the principal of and interest and any other payments due on the Senior Notes issued in the form of Definitive Notes are payable, where the Senior Notes may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of the Senior Notes and this Indenture may be served shall be in the Borough of Manhattan, The City of New York, and the office or agency maintained by the Company for such purpose shall initially be the Corporate Trust Office of the Trustee. All payments on Senior Notes issued in the form of Global Notes shall be made by wire transfer of immediately available funds to the Depositary and, at the option of the Company, payment of interest on the Senior Notes issued in the form of Definitive Notes may be made by check mailed to registered Holders.

SECTION 2.07. Form and Dating.

(a) General. The Senior Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A-1 (in the case of 2025 Notes) or Exhibit A-2 (in the case of 2030 Notes) hereto. The terms and provisions contained in the Senior Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Senior Notes issued in global form will be substantially in the form of Exhibit A-1 (in the case of 2025 Notes) or Exhibit A-2 (in the case of 2030 Notes) hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Senior Notes issued in definitive form will be substantially in the form of Exhibit A-1 (in the case of 2025 Notes) or Exhibit A-2 (in the case of 2030 Notes) hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Senior Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Senior Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Senior Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Senior Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Article III hereof.

SECTION 2.08. Depositary; Registrar. The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and the paying agent and designates the Trustee’s New York office as the office or agency referred to in Section 2.05 of the Original Indenture.

SECTION 2.09. Optional Redemption.

(a) The 2025 Notes will be redeemable, in whole or in part, at the option of the Company, at any time prior to March 23, 2025 (the date that is one month prior to the Stated Maturity thereof), at a redemption price equal to the greater of (A) 100% of the principal amount of the 2025 Notes being redeemed and (B) as calculated by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the 2025 Notes being redeemed that would have been payable if the 2025 Notes being redeemed matured on the 2025 Notes Par Call Date (except for accrued but unpaid interest) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points, plus, in each case of sub-clauses (A) and (B) above, accrued and unpaid interest on the applicable 2025 Notes to, but not including, the redemption date.

(b) The 2025 Notes will be redeemable, in whole or in part, at the option of the Company, at any time on or after the March 23, 2025 (the date that is one month prior to the Stated Maturity thereof), at a redemption price equal to 100% of the principal amount of the 2025 Notes being redeemed, plus, accrued and unpaid interest on the applicable 2025 Notes to, but not including, the redemption date. The price (including any premium and interest) at which any 2025 Notes may be redeemed pursuant to clause (a) or (b) of this Section 2.09 shall be hereinafter referred to as the “2025 Notes Redemption Price”.

(c) The 2030 Notes will be redeemable, in whole or in part, at the option of the Company, at any time prior to January 23, 2030 (the date that is three months prior to the Stated Maturity thereof), at a redemption price equal to the greater of (A) 100% of the principal amount of the 2030 Notes being redeemed and (B) as calculated by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the 2030 Notes being redeemed that would have been payable if the 2030 Notes being redeemed matured on the 2030 Notes Par Call Date (except for accrued but unpaid interest) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points, plus, in each case of sub-clauses (A) and (B) above, accrued and unpaid interest on the applicable 2030 Notes to, but not including, the redemption date.

(d) The 2030 Notes will be redeemable, in whole or in part, at the option of the Company, at any time on or after the January 23, 2030 (the date that is three months prior to the Stated Maturity thereof), at a redemption price equal to 100% of the principal amount of the 2030 Notes being redeemed, plus, accrued and unpaid interest on the applicable 2030 Notes to, but not including, the redemption date. The price (including any premium and interest) at which any 2030 Notes may be redeemed pursuant to clause (c) or (d) of this Section 2.09 shall be hereinafter referred to as the “2030 Notes Redemption Price”.

(e) Solely with respect to the Senior Notes, Article III of the Original Indenture is hereby amended as follows:

(A) Section 3.01 of the Original Indenture is hereby amended with respect to the Senior Notes by amending and restating the last sentence thereof as follows:

The Company shall give such written notice to the Trustee at least 20 but no more than 60 days before the redemption date (or such shorter notice as may be acceptable to the Trustee).

(B) Section 3.02 of the Original Indenture is hereby amended with respect to the Senior Notes by amending and restating the third sentence of the second paragraph thereof as follows:

The Trustee shall make the selection at least 15 days but not more than 60 days before the redemption date from outstanding Senior Notes not previously called for redemption.

(C) Section 3.03 of the Original Indenture is hereby amended with respect to the Senior Notes by amending and restating the first sentence thereof as follows:

At least 15 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

ARTICLE III

TRANSFER AND EXCHANGE

SECTION 3.01. Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchangeable pursuant to Section 2.08 of the Original Indenture for Definitive Notes if:

(a) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary;

(b) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(c) an Event of Default with respect to the Senior Notes represented by such Global Note shall have occurred and be continuing.

Upon the occurrence of any of the preceding events in (a) or (b) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.09 and 2.12 of the Original Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Article III or Section 2.09 or 2.12 of the Original Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 3.01; however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 3.02 or 3.03 hereof.

SECTION 3.02. Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Eighth Supplemental Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (a) or (b) below, as applicable:

(a) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 3.02(a).

(b) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 3.02(a) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Senior Notes, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 3.07 hereof.

SECTION 3.03. Transfer or Exchange of Beneficial Interests for Definitive Notes. Subject to the terms hereof, if any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 3.02(b) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.07 hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 3.03 will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Senior Notes are so registered.

SECTION 3.04. Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to the previous paragraph at a time when a Global Note has not yet been issued, the Company will issue and, upon receipt of a Company Order in accordance with Section 2.04 of the Original Indenture, the Trustee will authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

SECTION 3.05. Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 3.05, the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional required certifications, documents and information, as applicable.

SECTION 3.06. Legends. Each Global Note will bear a legend in substantially the following form:

“This Global Note is held by the Depositary (as defined in the Indenture governing this Note) or its nominee in custody for the benefit of the Beneficial Owners hereof, and is not transferable to any person under any circumstances except that (1) the trustee may make such notations hereon as may be required pursuant to the Indenture, (2) this Global Note may be exchanged in whole but not in part pursuant to Article III of the Eighth Supplemental Indenture, (3) this Global Note may be delivered to the trustee for cancellation pursuant to section 2.13 of the Indenture and (4) this Global Note may be transferred to a successor Depositary with the prior written consent of the Company.

Unless and until it is exchanged in whole or in part for Notes in definitive form, this Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) (“DTC”) to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”

SECTION 3.07. Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.13 of the Original Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Senior Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

SECTION 3.08. General Provisions Relating to Transfers and Exchanges.

(a) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of a Company Order in accordance with Section 2.04 of the Original Indenture or at the Registrar’s request.

(b) No service charge will be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.12, 3.06 and 9.04 of the Original Indenture and Section 5.01 of this Eighth Supplemental Indenture).

(c) The Registrar will not be required to register the transfer of or exchange any Senior Note selected for redemption in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part.

(d) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(e) The Company will not be required:

(A) to issue, to register the transfer of or to exchange any Senior Notes during a period beginning at the opening of business 15 days before the day of any selection of Senior Notes for redemption under Section 3.02 of the Original Indenture and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Senior Note selected for redemption in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part; or

(C) to register the transfer of or to exchange a Senior Note between a Record Date and the next succeeding Interest Payment Date.

(f) Prior to due presentment for the registration of a transfer of any Senior Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Senior Note is registered as the absolute owner of such Senior Note for the purpose of receiving payment of principal of and interest on such Senior Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(g) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.04 of the Original Indenture.

(h) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to Article III to effect a registration of transfer or exchange may be submitted by facsimile.

(i) Each Holder of Senior Notes agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of the Original Indenture and/or applicable United States federal or state securities law. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this

Indenture or under applicable law with respect to any transfer of any interest in any Senior Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE IV

LEGAL DEFEASANCE, COVENANT DEFEASANCE

AND SATISFACTION AND DISCHARGE

SECTION 4.01. Legal Defeasance, Covenant Defeasance and Satisfaction and Discharge. Article Eight of the Original Indenture shall be applicable to the Senior Notes; provided that the opinion with respect to the sufficiency of the deposits required by Section 8.04(1) and 8.07 of the Original Indenture may be an opinion of a nationally recognized investment bank, expressed in a written confirmation thereof delivered to the Trustee. The Company may defease the covenant contained in Section 5.01 under the provisions of Section 8.03 of the Original Indenture.

ARTICLE V

SECTION 5.01. Offer to Purchase upon Change of Control. (a) If a Change of Control Triggering Event occurs, unless the Company has exercised any right to redeem the Senior Notes, each Holder thereof will have the right to require that the Company repurchase all or a portion (in excess of $2,000 in integral multiples of $1,000) of such Holder’s Senior Notes pursuant to an offer by the Company (a “Change of Control Offer”) at a repurchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, on the Senior Notes repurchased, to, but not including, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company will mail a notice to each such Holder, with a copy to the Trustee, which terms will govern the terms of the Change of Control Offer. Such notice shall state, among other things:

(i) that the Change of Control Offer is being made pursuant to this Section 5.01 and that all Senior Notes tendered will be accepted for payment;

(ii) that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to repurchase all or a portion of such Holder’s Senior Notes at the Change of Control Payment;

(iii) the circumstances and relevant facts regarding such Change of Control Triggering Event;

(iv) the repurchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”);

(v) the instructions, as determined by the Company, consistent with this Section 5.01;

(vi) that any Senior Note not tendered will continue to accrue interest;

(vii) that, unless the Company defaults in the payment of the Change of Control Payment, all Senior Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(viii) that Holders electing to have any Senior Notes purchased pursuant to a Change of Control Offer will be required to surrender the Senior Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Senior Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(ix) that each Holder will be entitled to withdraw its election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Senior Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the Senior Notes purchased; and

(x) that Holders whose Senior Notes are being purchased only in part will be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a Change in Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 5.01, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 5.01 by virtue of such compliance.

(b) On the Change of Control Payment Date, the Company will, to the extent lawful:

(i) accept for payment all Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Notes or portions of Senior Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Senior Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Senior Notes or portions of Senior Notes being purchased by the Company.

The Paying Agent will promptly mail to each Holder of Senior Notes properly tendered the Change of Control Payment for such Senior Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each such Holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c) A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. The Change of Control Offer, if mailed prior to the date of consummation of the Change of Control, will state that the offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

(d) Notwithstanding anything to the contrary in this Section 5.01, the Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 5.01 and purchases all Senior Notes properly tendered and not withdrawn under such Change of Control Offer.

ARTICLE VI

MISCELLANEOUS

SECTION 6.01. Ratification of Original Indenture; Supplemental Indentures Part of Original Indenture. Except as expressly amended hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Eighth Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of the Senior Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 6.02. Concerning the Trustee. The recitals contained herein and in the Senior Notes, except with respect to the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Eighth Supplemental Indenture or of the Senior Notes.

SECTION 6.03. Counterparts. This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Eighth Supplemental Indenture or any document to be signed in connection with this Eighth Supplemental Indenture, including by the Trustee, shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 6.04. GOVERNING LAW. THIS INDENTURE AND EACH NOTE OF THE SERIES CREATED HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Eighth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

HYATT HOTELS CORPORATION

By:	/s/ Brad O’Bryan
Name: Brad O’Bryan
Title: Treasurer and Senior Vice President, Investor Relations and Corporate Finance

[Eighth Supplemental Indenture Signature Page]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Gregory S. Clarke
Name:	Gregory S. Clarke
Title:	Vice President

[Eighth Supplemental Indenture Signature Page]

EXHIBIT A-1

[Face of 2025 Note]

CUSIP/ISIN: [                    ]

5.375% Senior Notes due 2025

No. [ ]	$[ ]

HYATT HOTELS CORPORATION promises to pay to [                    ] or registered assigns, the principal sum of [                    ] (United States) Dollars on April 23, 2025 or such greater or lesser amount as may be indicated in Schedule A hereto.

Interest Payment Dates: April 23 and October 23

Record Dates: Each April 8 and October 8 immediately preceding the relevant Interest Payment Date (whether or not a business day)

Additional provisions of this Note are set forth on the other side of this Note.

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IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

HYATT HOTELS CORPORATION

By:
Name:
Title:

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TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:

Authorized Signatory

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[Reverse of 2025 Note]

5.375% Senior Notes due 2025

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

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1. Indenture

This Note is one of a duly authorized issue of Notes of the Company, designated as its 5.375% Senior Notes due 2025 (herein called the “Notes,” which expression includes any further notes issued pursuant to Section 2.04 of the Eighth Supplemental Indenture (as hereinafter defined) and forming a single series therewith), issued and to be issued under an indenture, dated as of August 14, 2009 (herein called the “Original Indenture”), between HYATT HOTELS CORPORATION, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (the “Trustee”), as amended and supplemented by the Second Supplemental Indenture, dated as of August 4, 2011 (the “Second Supplemental Indenture”), the Fourth Supplemental Indenture, dated as of May 10, 2013 (the “Fourth Supplemental Indenture”) and the Eighth Supplemental Indenture, dated as of April 23, 2020 (the “Eighth Supplement Indenture,” and together with the Original Indenture, the Second Supplemental Indenture and the Fourth Supplemental Indenture, the “Indenture”). Reference is hereby made to the Indenture, and all indentures supplemental thereto relevant to the Notes, for a complete description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Indenture.

The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to create or incur Liens and to enter into Sale and Leaseback Transactions. The Indenture also imposes certain limitations on the ability of the Company to merge, consolidate or amalgamate with or into any other person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the property of the Company in any one transaction or series of related transactions.

Each Note is subject to, and qualified by, all such terms as set forth in the Indenture, certain of which are summarized herein, and each Holder of a Note is referred to the corresponding provisions of the Indenture for a complete statement of such terms. To the extent that there is any inconsistency between the summary provisions set forth in the Notes and the Indenture, the provisions of the Indenture shall govern.

2. Interest

(a) The Company promises to pay interest on the principal amount of this Note at the rate of 5.375% per annum, subject to adjustment as set forth below. The Company will pay interest semiannually on April 23 and October 23 of each year, commencing October 23, 2020. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 23, 2020. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

(b) The interest rate payable on the Notes will be subject to adjustment from time to time if either Moody’s or S&P (or, in either case, a Substitute Rating Agency) downgrades (or subsequently upgrades) its rating assigned to the Notes, as set forth below.

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If the rating of the Notes from one or both of Moody’s or S&P (or, if applicable, any Substitute Rating Agency) is decreased to a rating set forth in either of the immediately following tables, the interest rate on the Notes will increase from the interest rate set forth in Section 2(a) hereof by an amount equal to the sum of the percentages per annum set forth in the following tables opposite those ratings:

Moody’s Rating*	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

S&P Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*	Including the equivalent ratings of any Substitute Rating Agency.

For purposes of making adjustments to the interest rate on the Notes, the following rules of interpretation will apply:

(1)

if at any time less than two Rating Agencies provide a rating on the Notes for reasons not within the Company’s control (i) the Company will use commercially reasonable efforts to obtain a rating on the Notes from a Substitute Rating Agency for purposes of determining any increase or decrease in the interest rate on the Notes pursuant to the tables above, (ii) such Substitute Rating Agency will be substituted for the last Rating Agency to provide a rating on the Notes but which has since ceased to provide such rating, (iii) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by the Company and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table, and (iv) the interest rate on the Notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate with respect to the Notes set forth in Section 2(a) hereof plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (iii) above) (plus any applicable percentage resulting from a decreased rating by the other Rating Agency);

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(2)

for so long as only one Rating Agency (or Substitute Rating Agency, if applicable) provides a rating on the Notes, any increase or decrease in the interest rate on the Notes necessitated by a reduction or increase in the rating by that Rating Agency shall be twice the applicable percentage set forth in the applicable table above;

(3)

if both Rating Agencies cease to provide a rating of the Notes for any reason, and no Substitute Rating Agency has provided a rating on the Notes, the interest rate on the Notes will increase to, or remain at, as the case may be, 2.00% per annum above the interest rate on the Notes prior to any such adjustment;

(4)

if Moody’s or S&P ceases to rate the Notes or make a rating of the Notes publicly available for reasons within the Company’s control, the Company will not be entitled to obtain a rating from a Substitute Rating Agency and the increase or decrease in the interest rate on the Notes shall be determined in the manner described above as if either only one or no Rating Agency provides a rating on the Notes, as the case may be;

(5)

each interest rate adjustment required by any decrease or increase in a rating as set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, any Substitute Rating Agency), shall be made independently of (and in addition to) any and all other interest rate adjustments occasioned by the action of the other Rating Agency;

(6)

in no event will (i) the interest rate on the Notes be reduced to below the interest rate on the Notes at the time of issuance or (ii) the total increase in the interest rate on the Notes exceed 2.00% above the interest rate payable on the Notes on the date of their initial issuance; and

(7)	subject to clauses (3) and (4) above, no adjustment in the interest rate on the Notes shall be made solely as a result of a Rating Agency ceasing to provide a rating of the Notes.

If at any time the interest rate on the Notes has been adjusted upward and either of the Rating Agencies subsequently increases its rating of the Notes, the interest rate on the Notes will again be adjusted (and decreased, if appropriate) such that the interest rate on the Notes equals the original interest rate payable on the Notes prior to any adjustment plus (if applicable) an amount equal to the sum of the percentages per annum set forth opposite the ratings in the tables above with respect to the ratings assigned to the Notes (or deemed assigned) at that time, all calculated in accordance with the rules of interpretation set forth above. If Moody’s or any Substitute Rating Agency subsequently increases its rating on the Notes to “Baa3” (or its equivalent if with respect to any Substitute Rating Agency) or higher and S&P or any Substitute Rating Agency subsequently increases its rating on the Notes to “BBB-” (or its equivalent if with respect to any Substitute Rating Agency) or higher, the interest rate on the Notes will be decreased to the interest rate on the Notes prior to any adjustments made pursuant to this section.

Any interest rate increase or decrease described above will take effect from the first day of the interest period following the period in which a rating change occurs requiring an adjustment in the interest rate. If either Rating Agency changes its rating of the Notes more than once during any particular interest period, the last such change by such Rating Agency to occur will control in the event of a conflict for purposes of any increase or decrease in the interest rate with respect to the Notes.

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The interest rate on the Notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either Rating Agency) if the Notes become rated “Baa1” or higher by Moody’s (or its equivalent if with respect to any Substitute Rating Agency) and “BBB+” or higher by S&P (or its equivalent if with respect to any Substitute Rating Agency), in each case with a stable or positive outlook.

If the interest rate on the Notes is increased as described above, the term “interest,” as used with respect to the Notes, will be deemed to include any such additional interest unless the context otherwise requires.

3. Paying Agent, Registrar and Service Agent

Initially the Trustee will act as paying agent and registrar. Initially, the Company will act as service agent. The Company may appoint and change any paying agent, registrar or co-registrar and service agent without notice. The Company or any of its Subsidiaries may act as paying agent, registrar, co-registrar or service agent.

4. Defaults and Remedies; Waiver

If an Event of Default (other than an Event of Default described in clauses (6) and (7) of Section 6.01 of the Original Indenture) with respect to the Notes shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice as provided in the Original Indenture may declare the principal amount of, premium, if any, and accrued and unpaid interest on the Notes to be due and payable immediately. If an Event of Default described in clauses (6) and (7) of Section 6.01 of the Original Indenture occurs, the principal amount of, premium, if any, and accrued and unpaid interest on all Notes will automatically, and without any declaration or other act on the part of the Trustee or any Holder, become immediately due and payable. After the principal amount of the Notes shall have been so declared due and payable (or shall have become immediately due and payable), and before a judgment or decree for payment of moneys due shall have been obtained or entered as provided in the Original Indenture, the Holders of a majority in principal amount of the Notes then outstanding, by written notice to the Company and the Trustee, may, under certain circumstances, rescind and annul such declaration of acceleration and its consequences if any and all Events of Default, other than the non-payment of accelerated principal (or other specified amount) and interest, if any, on such Notes have been remedied or waived as provided in the Indenture.

Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee. Subject to such provisions for the indemnification of the Trustee and applicable law, the Holders of a majority in aggregate principal amount of Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding

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for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. Except to enforce payment of the principal of or any premium or interest on a Note on or after the applicable due date specified in such Note, no Holder of a Note will have any right to pursue any remedy with respect to the Indenture or the Notes, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes; (ii) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made written request, and such Holder or Holders have offered indemnity reasonably satisfactory to the Trustee to institute such proceeding; and (iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request, within 60 days after such notice, request and offer.

5. Amendment

Modifications and amendments of the Indenture may be made by the Company and the Trustee without notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of each affected series of Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Notes); provided, however, that no such modification or amendment may, without the consent of the Holder of each Note affected thereby, (i) reduce the principal amount of any Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of or extend the time for payment of interest, including default interest, on any Note; (iii) reduce the principal of or change the Stated Maturity of any Note; (iv) reduce the amount payable upon the redemption of any Note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any Note may be redeemed (excluding, for the avoidance of doubt, the number of days before a redemption date that a notice of redemption may be mailed to the holders) or, once notice of redemption has been given to the holders, the time at which it must thereupon be redeemed; (v) make any Note payable in money other than that stated in the Note; (vi) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the securities by the Holders of at least a majority in aggregate principal amount of then outstanding Notes and a waiver of the payment default that resulted from such acceleration); (vii) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or premium, if any, or interest on the Notes; (viii) waive a redemption payment with respect to any Note; or (ix) make any change in the sections of the Original Indenture captioned “Waiver of Past Defaults” and “Rights of Holders to Receive Payment” or in the provisions described in this sentence.

The Holders of the Notes, through the written consent of a majority in principal amount of the Notes then outstanding, may waive compliance by the Company with certain covenants of the Indenture with respect thereto. The Holders of the Notes, through the written consent of a majority in principal amount of the Notes then outstanding, may waive any past default under the Indenture with respect thereto, except (i) a default in the payment of principal, premium or interest; (ii) a default arising from the failure to redeem or purchase any such Notes when required pursuant to the terms of the Indenture; and (iii) certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each outstanding Note.

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With respect to the Notes, notwithstanding the preceding paragraphs, without the consent of any Holder of such Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes (i) to cure any ambiguity, defect, omission or inconsistency; (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) to provide for the assumption of the Company’s obligations to Holders of such Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets; (iv) to make any change that would provide any additional rights or benefits to the Holders of such Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; (v) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended; (vi) to provide for the issuance of additional Notes in accordance with the limitations set forth in the Indenture; (vii) to appoint a successor Trustee with respect to the Notes, (viii) to add or change any of the provisions of the Indenture necessary to provide for the administration of the trusts in the Indenture by more than one Trustee; or (ix) to conform the text of the Indenture or the Notes to any provision of the section “Description of the Notes” in the prospectus supplement or the section “Description of Debt Securities” in the base prospectus relating to the initial offering of the Notes that is intended to be a verbatim recitation of the terms of the Notes.

6. Change of Control

If a Change of Control Triggering Event occurs, and the Company has not previously exercised its option to redeem the Notes, each Holder will have the right to require that the Company repurchase all or a portion (in excess of $2,000 in integral multiples of $1,000) of such Holder’s Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

7. Obligations Absolute

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

8. Sinking Fund

The Notes shall not be redeemable at the option of any Holder thereof, upon the occurrence of any particular circumstances or otherwise. The Notes will not have the benefit of any sinking fund.

9. Denominations; Transfer; Exchange

The Notes are issuable in registered form without coupons in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof. When Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes, the Registrar shall register the transfer or make the exchange in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.12, 3.06 and 9.04 of the Original Indenture and Section 5.01 of the Eighth Supplemental Indenture).

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Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 of the Original Indenture and ending at the close of business on the day of selection; (b) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (c) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

10. Further Issues

The Company may from time to time, without the consent of the Holders of the Notes and in accordance with the Indenture, create and issue further notes having the same terms and conditions as the Notes in all respects (except for the issue date, price to public, the initial Interest Payment Date (if applicable) and the payment of interest accruing prior to the issue date of the additional notes) so as to form a single series with the Notes. If any additional notes are not fungible with the Notes for U.S. federal income tax purposes, the additional notes will have separate CUSIP and ISIN numbers.

11. Optional Redemption

The Notes will be redeemable, in whole or in part, at the option of the Company (1) at any time prior to March 23, 2025 (the date that is one month prior to the Stated Maturity thereof), at a 2025 Notes Redemption Price equal to the greater of: (A) 100% of the principal amount of the Notes being redeemed; and (B) as calculated by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes that would have been payable if the Notes being redeemed matured on the 2025 Notes Par Call Date (except for accrued but unpaid interest) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 50 basis points, plus, in the case of each of clauses (A) and (B) above, accrued but unpaid interest on the Notes to, but not including, the redemption date, and (2) at any time on or after March 23, 2025 (the date that is one month prior to the Stated Maturity thereof), at a 2025 Notes Redemption Price equal to 100% of the principal amount of the Notes being redeemed, plus accrued but unpaid interest on the Notes to, but not including, the redemption date.

12. Persons Deemed Owners

The ownership of Notes shall be proved by the register maintained by the Registrar.

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13. No Recourse Against Others

No director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

14. Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money and/or noncallable Government Securities for the payment of principal of, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.

15. Unclaimed Money

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or, if then held by the Company, shall be discharged from such trust. Thereafter the Holder of such Note shall look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

16. Trustee Dealings with the Company

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights.

17. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

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18. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19. Governing Law

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

                            (Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 5.01 of the Eighth Supplemental Indenture, check the box:  ☐

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 5.01 of the Eighth Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

                            (Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Schedule A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

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EXHIBIT A-2

[Face of 2030 Note]

CUSIP/ISIN: [                    ]

5.750% Senior Notes due 2030

No. [ ]	$[ ]

HYATT HOTELS CORPORATION promises to pay to [                    ] or registered assigns, the principal sum of [                    ] (United States) Dollars on April 23, 2030 or such greater or lesser amount as may be indicated in Schedule A hereto.

Interest Payment Dates: April 23 and October 23

Record Dates: Each April 8 and October 8 immediately preceding the relevant Interest Payment Date (whether or not a business day)

Additional provisions of this Note are set forth on the other side of this Note.

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IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

HYATT HOTELS CORPORATION

By:
Name:
Title:

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION
Dated:
WELLS FARGO BANK, NATIONAL ASSOCIATION
By:
Authorized Signatory

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[Reverse of 2030 Note]

5.750% Senior Notes due 2030

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

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1. Indenture

This Note is one of a duly authorized issue of Notes of the Company, designated as its 5.750% Senior Notes due 2030 (herein called the “Notes,” which expression includes any further notes issued pursuant to Section 2.04 of the Eighth Supplemental Indenture (as hereinafter defined) and forming a single series therewith), issued and to be issued under an indenture, dated as of August 14, 2009 (herein called the “Original Indenture”), between HYATT HOTELS CORPORATION, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (the “Trustee”), as amended and supplemented by the Second Supplemental Indenture, dated as of August 4, 2011 (the “Second Supplemental Indenture”), the Fourth Supplemental Indenture, dated as of May 10, 2013 (the “Fourth Supplemental Indenture”) and the Eighth Supplemental Indenture, dated as of April 23, 2020 (the “Eighth Supplement Indenture,” and together with the Original Indenture, the Second Supplemental Indenture and the Fourth Supplemental Indenture, the “Indenture”). Reference is hereby made to the Indenture, and all indentures supplemental thereto relevant to the Notes, for a complete description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Indenture.

The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to create or incur Liens and to enter into Sale and Leaseback Transactions. The Indenture also imposes certain limitations on the ability of the Company to merge, consolidate or amalgamate with or into any other person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the property of the Company in any one transaction or series of related transactions.

Each Note is subject to, and qualified by, all such terms as set forth in the Indenture, certain of which are summarized herein, and each Holder of a Note is referred to the corresponding provisions of the Indenture for a complete statement of such terms. To the extent that there is any inconsistency between the summary provisions set forth in the Notes and the Indenture, the provisions of the Indenture shall govern.

2. Interest

(a) The Company promises to pay interest on the principal amount of this Note at the rate of 5.750% per annum, subject to adjustment as set forth below. The Company will pay interest semiannually on April 23 and October 23 of each year, commencing October 23, 2020. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 23, 2020. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

(b) The interest rate payable on the Notes will be subject to adjustment from time to time if either Moody’s or S&P (or, in either case, a Substitute Rating Agency) downgrades (or subsequently upgrades) its rating assigned to the Notes, as set forth below.

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If the rating of the Notes from one or both of Moody’s or S&P (or, if applicable, any Substitute Rating Agency) is decreased to a rating set forth in either of the immediately following tables, the interest rate on the Notes will increase from the interest rate set forth in Section 2(a) hereof by an amount equal to the sum of the percentages per annum set forth in the following tables opposite those ratings:

Moody’s Rating*	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

S&P Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*	Including the equivalent ratings of any Substitute Rating Agency.

For purposes of making adjustments to the interest rate on the Notes, the following rules of interpretation will apply:

(1)

if at any time less than two Rating Agencies provide a rating on the Notes for reasons not within the Company’s control (i) the Company will use commercially reasonable efforts to obtain a rating on the Notes from a Substitute Rating Agency for purposes of determining any increase or decrease in the interest rate on the Notes pursuant to the tables above, (ii) such Substitute Rating Agency will be substituted for the last Rating Agency to provide a rating on the Notes but which has since ceased to provide such rating, (iii) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by the Company and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table, and (iv) the interest rate on the Notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate with respect to the Notes set forth in Section 2(a) hereof plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (iii) above) (plus any applicable percentage resulting from a decreased rating by the other Rating Agency);

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(2)

for so long as only one Rating Agency (or Substitute Rating Agency, if applicable) provides a rating on the Notes, any increase or decrease in the interest rate on the Notes necessitated by a reduction or increase in the rating by that Rating Agency shall be twice the applicable percentage set forth in the applicable table above;

(3)

if both Rating Agencies cease to provide a rating of the Notes for any reason, and no Substitute Rating Agency has provided a rating on the Notes, the interest rate on the Notes will increase to, or remain at, as the case may be, 2.00% per annum above the interest rate on the Notes prior to any such adjustment;

(4)

if Moody’s or S&P ceases to rate the Notes or make a rating of the Notes publicly available for reasons within the Company’s control, the Company will not be entitled to obtain a rating from a Substitute Rating Agency and the increase or decrease in the interest rate on the Notes shall be determined in the manner described above as if either only one or no Rating Agency provides a rating on the Notes, as the case may be;

(5)

each interest rate adjustment required by any decrease or increase in a rating as set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, any Substitute Rating Agency), shall be made independently of (and in addition to) any and all other interest rate adjustments occasioned by the action of the other Rating Agency;

(6)

in no event will (i) the interest rate on the Notes be reduced to below the interest rate on the Notes at the time of issuance or (ii) the total increase in the interest rate on the Notes exceed 2.00% above the interest rate payable on the Notes on the date of their initial issuance; and

(7)	subject to clauses (3) and (4) above, no adjustment in the interest rate on the Notes shall be made solely as a result of a Rating Agency ceasing to provide a rating of the Notes.

If at any time the interest rate on the Notes has been adjusted upward and either of the Rating Agencies subsequently increases its rating of the Notes, the interest rate on the Notes will again be adjusted (and decreased, if appropriate) such that the interest rate on the Notes equals the original interest rate payable on the Notes prior to any adjustment plus (if applicable) an amount equal to the sum of the percentages per annum set forth opposite the ratings in the tables above with respect to the ratings assigned to the Notes (or deemed assigned) at that time, all calculated in accordance with the rules of interpretation set forth above. If Moody’s or any Substitute Rating Agency subsequently increases its rating on the Notes to “Baa3” (or its equivalent if with respect to any Substitute Rating Agency) or higher and S&P or any Substitute Rating Agency subsequently increases its rating on the Notes to “BBB-” (or its equivalent if with respect to any Substitute Rating Agency) or higher, the interest rate on the Notes will be decreased to the interest rate on the Notes prior to any adjustments made pursuant to this section.

Any interest rate increase or decrease described above will take effect from the first day of the interest period following the period in which a rating change occurs requiring an adjustment in the interest rate. If either Rating Agency changes its rating of the Notes more than once during any particular interest period, the last such change by such Rating Agency to occur will control in the event of a conflict for purposes of any increase or decrease in the interest rate with respect to the Notes.

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The interest rate on the Notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either Rating Agency) if the Notes become rated “Baa1” or higher by Moody’s (or its equivalent if with respect to any Substitute Rating Agency) and “BBB+” or higher by S&P (or its equivalent if with respect to any Substitute Rating Agency), in each case with a stable or positive outlook.

If the interest rate on the Notes is increased as described above, the term “interest,” as used with respect to the Notes, will be deemed to include any such additional interest unless the context otherwise requires.

3. Paying Agent, Registrar and Service Agent

Initially the Trustee will act as paying agent and registrar. Initially, the Company will act as service agent. The Company may appoint and change any paying agent, registrar or co-registrar and service agent without notice. The Company or any of its Subsidiaries may act as paying agent, registrar, co-registrar or service agent.

4. Defaults and Remedies; Waiver

If an Event of Default (other than an Event of Default described in clauses (6) and (7) of Section 6.01 of the Original Indenture) with respect to the Notes shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice as provided in the Original Indenture may declare the principal amount of, premium, if any, and accrued and unpaid interest on the Notes to be due and payable immediately. If an Event of Default described in clauses (6) and (7) of Section 6.01 of the Original Indenture occurs, the principal amount of, premium, if any, and accrued and unpaid interest on all Notes will automatically, and without any declaration or other act on the part of the Trustee or any Holder, become immediately due and payable. After the principal amount of the Notes shall have been so declared due and payable (or shall have become immediately due and payable), and before a judgment or decree for payment of moneys due shall have been obtained or entered as provided in the Original Indenture, the Holders of a majority in principal amount of the Notes then outstanding, by written notice to the Company and the Trustee, may, under certain circumstances, rescind and annul such declaration of acceleration and its consequences if any and all Events of Default, other than the non-payment of accelerated principal (or other specified amount) and interest, if any, on such Notes have been remedied or waived as provided in the Indenture.

Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee. Subject to such provisions for the indemnification of the Trustee and applicable law, the Holders of a majority in aggregate principal amount of Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding

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for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. Except to enforce payment of the principal of or any premium or interest on a Note on or after the applicable due date specified in such Note, no Holder of a Note will have any right to pursue any remedy with respect to the Indenture or the Notes, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes; (ii) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made written request, and such Holder or Holders have offered indemnity reasonably satisfactory to the Trustee to institute such proceeding; and (iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request, within 60 days after such notice, request and offer.

5. Amendment

Modifications and amendments of the Indenture may be made by the Company and the Trustee without notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of each affected series of Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Notes); provided, however, that no such modification or amendment may, without the consent of the Holder of each Note affected thereby, (i) reduce the principal amount of any Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of or extend the time for payment of interest, including default interest, on any Note; (iii) reduce the principal of or change the Stated Maturity of any Note; (iv) reduce the amount payable upon the redemption of any Note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any Note may be redeemed (excluding, for the avoidance of doubt, the number of days before a redemption date that a notice of redemption may be mailed to the holders) or, once notice of redemption has been given to the holders, the time at which it must thereupon be redeemed; (v) make any Note payable in money other than that stated in the Note; (vi) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the securities by the Holders of at least a majority in aggregate principal amount of then outstanding Notes and a waiver of the payment default that resulted from such acceleration); (vii) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or premium, if any, or interest on the Notes; (viii) waive a redemption payment with respect to any Note; or (ix) make any change in the sections of the Original Indenture captioned “Waiver of Past Defaults” and “Rights of Holders to Receive Payment” or in the provisions described in this sentence.

The Holders of the Notes, through the written consent of a majority in principal amount of the Notes then outstanding, may waive compliance by the Company with certain covenants of the Indenture with respect thereto. The Holders of the Notes, through the written consent of a majority in principal amount of the Notes then outstanding, may waive any past default under the Indenture with respect thereto, except (i) a default in the payment of principal, premium or interest; (ii) a default arising from the failure to redeem or purchase any such Notes when required pursuant to the terms of the Indenture; and (iii) certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each outstanding Note.

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With respect to the Notes, notwithstanding the preceding paragraphs, without the consent of any Holder of such Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes (i) to cure any ambiguity, defect, omission or inconsistency; (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) to provide for the assumption of the Company’s obligations to Holders of such Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets; (iv) to make any change that would provide any additional rights or benefits to the Holders of such Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; (v) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended; (vi) to provide for the issuance of additional Notes in accordance with the limitations set forth in the Indenture; (vii) to appoint a successor Trustee with respect to the Notes, (viii) to add or change any of the provisions of the Indenture necessary to provide for the administration of the trusts in the Indenture by more than one Trustee; or (ix) to conform the text of the Indenture or the Notes to any provision of the section “Description of the Notes” in the prospectus supplement or the section “Description of Debt Securities” in the base prospectus relating to the initial offering of the Notes that is intended to be a verbatim recitation of the terms of the Notes.

6. Change of Control

If a Change of Control Triggering Event occurs, and the Company has not previously exercised its option to redeem the Notes, each Holder will have the right to require that the Company repurchase all or a portion (in excess of $2,000 in integral multiples of $1,000) of such Holder’s Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

7. Obligations Absolute

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

8. Sinking Fund

The Notes shall not be redeemable at the option of any Holder thereof, upon the occurrence of any particular circumstances or otherwise. The Notes will not have the benefit of any sinking fund.

9. Denominations; Transfer; Exchange

The Notes are issuable in registered form without coupons in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof. When Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes, the Registrar shall register the transfer or make the exchange in the manner and subject to the limitations provided in the Indenture, without payment

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of any service charge but with payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.12, 3.06 and 9.04 of the Original Indenture and Section 5.01 of the Eighth Supplemental Indenture).

Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 of the Original Indenture and ending at the close of business on the day of selection; (b) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (c) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

10. Further Issues

The Company may from time to time, without the consent of the Holders of the Notes and in accordance with the Indenture, create and issue further notes having the same terms and conditions as the Notes in all respects (except for the issue date, price to public, the initial Interest Payment Date (if applicable) and the payment of interest accruing prior to the issue date of the additional notes) so as to form a single series with the Notes. If any additional notes are not fungible with the Notes for U.S. federal income tax purposes, the additional notes will have separate CUSIP and ISIN numbers.

11. Optional Redemption

The Notes will be redeemable, in whole or in part, at the option of the Company (1) at any time prior to January 23, 2030 (the date that is three months prior to the Stated Maturity thereof), at a 2030 Notes Redemption Price equal to the greater of: (A) 100% of the principal amount of the Notes being redeemed; and (B) as calculated by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes that would have been payable if the Notes being redeemed matured on the 2030 Notes Par Call Date (except for accrued but unpaid interest) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 50 basis points, plus, in the case of each of clauses (A) and (B) above, accrued but unpaid interest on the Notes to, but not including, the redemption date, and (2) at any time on or after January 23, 2030 (the date that is three months prior to the Stated Maturity thereof), at a 2030 Notes Redemption Price equal to 100% of the principal amount of the Notes being redeemed, plus accrued but unpaid interest on the Notes to, but not including, the redemption date.

12. Persons Deemed Owners

The ownership of Notes shall be proved by the register maintained by the Registrar.

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13. No Recourse Against Others

No director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

14. Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money and/or noncallable Government Securities for the payment of principal of, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.

15. Unclaimed Money

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or, if then held by the Company, shall be discharged from such trust. Thereafter the Holder of such Note shall look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

16. Trustee Dealings with the Company

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights.

17. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

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18. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19. Governing Law

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint              agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

                            (Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 5.01 of the Eighth Supplemental Indenture, check the box:  ☐

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 5.01 of the Eighth Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

                            (Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Schedule A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

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